U.S. SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549

                            FORM 12b-25

                    NOTIFICATION OF LATE FILING

                    Commission File No. 0-16874


  (Check One):  [  ] Form 10-K or Form 10-KSB   [ ] Form 11-K   [
  ] Form 20-F
  [ X ] Form 10-Q or Form 10-QSB   [ ] Form N-SAR

  For Period Ended:  April 1, 2000

  [ ] Transition Report on Form 10-K or Form 10-KSB
  [ ] Transition Report on Form 20-F
  [ ] Transition Report on Form 11-K
  [ ] Transition Report on Form 10-Q or Form 10-QSB
  [ ] Transition Report on Form N-SAR

  For the Transition Period Ended:  Not Applicable

            Read attached instruction sheet before preparing form. Please print or type.

            Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

            If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates: Not Applicable

                               Part I
                       Registrant Information

  Full Name of Registrant:  National Real Estate Limited
  Partnership Income Properties II

  Former Name if Applicable:  Not Applicable

               Address of Principal Executive Office (Street and Number):
               1155 Quail Court

               City, State and Zip Code:  Pewaukee,
               Wisconsin 53072-3703

                        Part II
                Rules 12b-25(b) and (c)

                         If the subject report could
               not be filed without unreasonable
               effort or expense and the registrant
               seeks relief pursuant to Rule
               12b-25(b), the following should be
               completed.  (Check box if appropriate)

                          (a) The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or
               expense;





                          (b)      The subject annual report semiannual
               report, transition report on Form 10-K, Form
                                   10-KSB, Form 20-F, Form 11-K or Form N-SAR,
               or portion thereof will be filed on or
                                   before the fifteenth calendar day following
               the prescribed due date; or the subject
                                   quarterly report or transition report on
               Form 10Q or Form 10QSB or portion
                                   thereof will be filed on or before the
               fifth calendar day following the prescribed
                                   due date; and


                          (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

                       Part III
                       Narrative

                         State below in reasonable
               detail the reasons why Form 10-K,
               10-KSB, 11-K, 20-F, 10-Q, 10-QSB,
               N-SAR or the transition report portion
               thereof could not be filed within the
               prescribed time period.  (Attach extra
               sheets if needed.)

                         The registrant could not
               file its annual report on Form 10-KSB
               for the year ended March 31, 1999 on
               the prescribed filing date for the
               following reasons:

                                   The
                         schedule for the
                         review of the
                         financial
                         statements was
                         delayed. Due to a
                         delay relating to
                         the litigation
                         note, the
                         Partnership does
                         not believe it can
                         finalize the
                         disclosure in its
                         Form 10-KSB by the
                         prescribed filing
                         date.

                        Part IV
                   Other Information

                         (1)       Name and telephone
               number of person to contact in regard
               to this notification:

               John Vishnevsky, General Partner
                         262-695-1400

                         (2)       Have all other
               periodic reports required under
               section 13 or 15(d) of the Securities
               Exchange Act of 1934 or section 30 of
               the Investment Company Act of 1940
               during the preceding 12 months or for
               such shorter period that the
               registrant was required to file such
               report(s) been filed?  If the answer
               is no, identify report(s).
               [x] Yes   [ ] No

                         (3)       Is it anticipated
               that any significant change in results
               of operations from the corresponding
               period for the last fiscal year will
               be reflected by the earnings
               statements to be included in the
               subject report or portion thereof?

               [ ] Yes   [x] No

                         National Real Estate Limited
               Partnership Income Properties II has
               caused this notification to be signed
               on its behalf by the undersigned
               thereunto duly authorized.

                         Dated this 15th day of May,
               2000.



                                     NATIONAL REAL ESTATE LIMITED
                                     PARTNERSHIP INCOME PROPERTIES II


                                     BY
                                     John Vishnevsky, President and Chief
                                     Operating and Executive Officer
                                     National Development and
                                     Investment, Inc.
                                     Corporate General Partner